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                                                                    Exhibit 11

                         STATE STREET BOSTON CORPORATION

                        COMPUTATION OF EARNINGS PER SHARE

(Dollars in thousands,                           Three Months Ended
except per share data)                              March 31,
                                           ---------------------------
                                              1996             1995
                                           ----------       ----------

Primary

 Average shares outstanding                81,641,835       82,499,807
 Common stock equivalents                     619,074          390,605
                                           ----------       ----------

      Primary shares outstanding           82,260,909       82,890,412
                                           ==========       ==========

 Net income                                $   69,750       $   54,336
                                           ==========       ==========

 Earnings Per Share-primary                $      .85       $      .66
                                           ==========       ==========

Fully Diluted

 Average shares outstanding                81,641,835       82,499,807
 Common stock equivalents                     696,879          406,731

 Assumed conversion of 7 3/4%
   convertible subordinated
   debentures                                 557,391          581,391
                                           ----------       ----------

      Fully diluted average
         shares outstanding                82,896,105       83,487,929
                                           ==========       ==========



 Net income                                $   69,750       $   54,336
 Elimination of interest on
   7 3/4% convertible subordinated
   debentures less related income tax
   effect                                          36               37
                                           ----------       ----------

      Fully diluted net income             $   69,786       $   54,373
                                           ==========       ==========

Earnings Per Share-fully diluted           $      .84       $      .65
                                           ==========       ==========